Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements Numbers 333-217595, 333-197882, 333-185501, 333-182379, 333-171318, 333-151992, 333-135973, 333-114007, 333-270479 and 333-273810 on Form S-8 of our reports dated February 26, 2025, with respect to the consolidated financial statements of NRG Energy, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Philadelphia, Pennsylvania
February 26, 2025